AGREEMENT FOR PURCHASE AND SALE OF UNITS



                                 by and between



                          CHEROKEE ENERGY PARTNERS LLC



                                       and



                           QUEST ENERGY SERVICE, INC.

                               STP CHEROKEE, INC.

                      PONDEROSA GAS PIPELINE COMPANY, INC.

                           QUEST OIL & GAS CORPORATION

                         PRODUCERS SERVICE, INCORPORATED

                            J-W GAS GATHERING, L.L.C.





                          Dated as of November 7, 2005

                                TABLE OF CONTENTS

               AGREEMENT FOR PURCHASE AND SALE OF NOTES AND UNITS

                                                                            Page

ARTICLE I. THE TRANSACTION....................................................5
      1.1.  Sale and Purchase of the Class A Units............................5
      1.2.  Purchase Price....................................................5
      1.3.  Closing...........................................................6
      1.4.  Payment of Notes..................................................6

ARTICLE II. REPRESENTATIONS AND WARRANTIES....................................7
      2.1.  Representations and Warranties of Seller..........................7
      2.2.  Representations and Warranties of Buyers.........................10

ARTICLE III. ADDITIONAL AGREEMENTS...........................................12
      3.1.  Conduct of Business Pending the Closing..........................12
      3.2.  Other Actions; Notification......................................12
      3.3.  Publicity........................................................13
      3.4.  Disclaimer of Warranties.........................................13

ARTICLE IV. CONDITIONS.......................................................14
      4.1.  Conditions to Buyer's Obligations................................14
      4.2.  Conditions to Seller's Obligations...............................15

ARTICLE V. TERMINATION.......................................................16
      5.1.  Termination......................................................16
      5.2.  Effect of Termination............................................16

ARTICLE VI. INDEMNIFICATION AND WAIVER.......................................17
      6.1.  Seller Indemnity.................................................17
      6.2.  Buyer Indemnity..................................................17
      6.3.  Waiver...........................................................17
      6.4.  Survival.........................................................17

ARTICLE VII. MISCELLANEOUS AND GENERAL.......................................17
      7.1.  Modification or Amendment........................................17
      7.2.  Waiver of Conditions.............................................18
      7.3.  Counterparts.....................................................18
      7.4.  Governing Law and Venue..........................................18
      7.5.  Notices..........................................................18
      7.6.  Entire Agreement; No Other Representations.......................19
      7.7.  Third-Party Beneficiaries; Joint and Several Obligations.........19
      7.8.  Severability.....................................................19
      7.9.  Interpretation...................................................19
      7.10. Assignment.......................................................19
      7.11. Consent..........................................................19


                                       i

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                             INDEX TO DEFINED TERMS

Defined Term                        Section
------------                        -------

Assignments                         1.3(b)
Buyers                              Preamble
Claims                              6.1
Class A Units                       Recitals
Closing                             1.3
Closing Agreement                   1.3(b)
Closing Date                        1.3
Company                             Recitals
Credit Facilities                   4.1(d)
Governmental Entity                 1.1
Law                                 1.1
Liens                               1.1
LLC Agreement                       1.1
Note Payoff                         1.4
Note Payoff Amount                  1.4
Notes                               Recitals
Offering                            Recitals
Organizational Documents            2.1(a)
Person                              1.1
PGPL                                Preamble
PSI                                 Preamble
Purchase Price                      1.2
QES                                 Preamble
QOG                                 Preamble
QRC                                 Recitals
Seller                              Preamble
Seller Material Adverse Effect      2.1(a)
STPC                                Preamble
Transaction                         Recitals


                                  EXHIBIT LIST

Exhibit 1.3(b)-1                    Assignment of Certificates
Exhibit 1.3(b)-2                    Closing Agreement

                    AGREEMENT FOR PURCHASE AND SALE OF UNITS

     This Agreement for Purchase and Sale of Units (the "Agreement") is made and entered into as of the 7th day of November, 2005, by and between CHEROKEE ENERGY PARTNERS LLC, a Delaware limited liability company (the "Seller"), on the one hand, and Quest Energy Service, Inc., a Kansas corporation ("QES"), STP Cherokee, Inc., an Oklahoma corporation ("STPC"), Ponderosa Gas Pipeline Company, Inc., a Kansas corporation ("PGPL"), Quest Oil & Gas Corporation, a Kansas corporation ("QOG"), Producers Service, Incorporated, a Kansas corporation ("PSI"), and J-W Gas Gathering, L.L.C., a Kansas limited liability company ("JW" and, together with QES, STPC, PGPL, QOG and PSI collectively the "Buyers"; each a "Buyer") on the other hand.

                              W I T N E S S E T H:

     WHEREAS, Seller desires to sell, and Buyers desire to purchase, all of the Class A Units of Membership Interest of Quest Cherokee, LLC (the "Company") owned by Seller (the "Class A Units"), on the terms and subject to the conditions set forth herein (such transaction for the purchase of the Class A Units is referred to as the "Transaction");

     WHEREAS, Seller is the holder of the following debt obligations that have been issued by the Company: (1) a Junior Subordinated Promissory Note issued by the Company dated December 22, 2003 in the original principal amount of $51,000,000.00, (2) a Junior Subordinated Promissory Note issued by the Company dated February 11, 2005 in the original principal amount of $5,000,000.00, (3) a Junior Subordinated Promissory Note issued by the Company dated February 22, 2005 in the original principal amount of $7,000,000.00, and (4) a 15% Promissory
Note issued by the Company dated August 5, 2005 in the original principal amount of $3,000,000.00 (the foregoing are collectively referred to as the "Notes"). The parties desire to provide for the payment and retirement by the Company of the Notes immediately following the closing of the Transaction;

     WHEREAS, following the execution of this Agreement, Quest Resource Corporation ("QRC"), the parent company of the Buyers, plans to initiate an offering of its equity securities (the "Offering"), the proceeds of which will be used, in part, to provide capital to the Buyers to allow them to (a) pay the Purchase Price and complete the Transaction and (b) fund the Company so it may pay and satisfy the Notes as herein provided, in each case if the Offering is successfully completed; and

     WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Transaction and to prescribe certain conditions to the completion of the Transaction;

     NOW, THEREFORE, in consideration of the premises, including the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I.
                                 THE TRANSACTION

     1.1. Sale and Purchase of the Class A Units. Subject to the terms and conditions set forth in this Agreement, Seller shall sell, assign, transfer, convey and deliver to Buyers at the Closing free and clear of all Liens except for those conditions or restrictions on transferability imposed by Law or as set forth in the LLC Agreement, and Buyers shall purchase at the Closing, all right, title and interest in and to the Class A Units. Such purchase and sale shall be accomplished by the Seller selling, assigning, transferring, conveying and delivering to each respective Buyer, and each Buyer purchasing, at the Closing the following number of Class A Units:

                                          Number of
                    Buyer               Class A Units
                    -----               -------------

                 QES                          196
                 STPC                       3,726
                 PGPL                         335
                 QOG                        4,790
                 PSI                           71
                 JW                           882
                                           ------
                 Total Class A             10,000
                 Units

Each Buyer shall be responsible for payment of its proportionate share of the Purchase Price, i.e., an amount that bears the same ratio to the Purchase Price that the number of Class A Units to be purchased by such Buyer (as shown above) bears to the total number of Class A Units. "Liens" means liens, security interests, pledges, options, rights of first refusal, easements, mortgages, charges, indentures, deeds of trust, rights of way, encroachments, licenses, leases, security agreements, or any other encumbrances, and other restrictions and limitations of a similar nature, on the use of real, personal or mixed property. "Law" shall mean any applicable United States or foreign, federal, state or local statute, ordinance, rule, regulation, judgment, order, injunction, decree, agency requirement, license or permit of any Governmental Entity. "LLC Agreement" shall mean the Amended and Restated Limited Liability Company of Quest Cherokee, LLC, dated December 22, 2003, as amended, including that certain Amendment dated as of February 11, 2005. "Governmental Entity" shall mean any United States or foreign federal, state or local court, tribunal, judicial, governmental or regulatory authority, agency, commission, body or other governmental entity. "Person" shall mean any individual, corporation (including not-for-profit corporations), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

     1.2. Purchase Price. The aggregate purchase price to be paid by Buyers to Seller for the purchase of the Class A Units shall be Twenty-six Million Eighty-Eight Thousand Four Hundred Twenty-Six Dollars ($26,088,426.00) (the "Purchase Price"). The Purchase Price is payable to Seller by Buyers on the Closing Date by wire transfer of immediately available funds to an account to be designated in writing by Seller prior to the Closing Date.

     1.3. Closing.
          -------

          (a) Subject to each party's right to terminate this Agreement pursuant to Article V, the purchase and sale referred to in Section 1.1 (the "Closing") will take place at the offices of Stinson Morrison Hecker LLP, 1201 Walnut Street, Suite 2900, Kansas City, Missouri 64106, or such other place as the parties may agree, on (i) the date that the conditions set forth in Section 4.1 and Section 4.2 are satisfied or waived, or (ii) such later date as the parties hereto may agree in writing. Such date is referred to as the "Closing Date." The Closing shall be deemed effective for all purposes hereunder as of 12:01 a.m. on the Closing Date (and the parties acknowledge that pursuant to Section 1.6 of Exhibit E to the LLC Agreement, the transfer shall be deemed effective for all purposes of the LLC Agreement as of November 1, 2005).

          (b) At the Closing, Seller shall sell, assign, transfer, convey and deliver to each respective Buyer, free and clear of all Liens except for those conditions and restrictions on transferability imposed by Law or as set forth in the LLC Agreement, all right, title and interest in and to that number of Class A Units indicated for such Buyer in Section 1.1. In connection therewith, Seller shall deliver to Buyers the certificates representing all of the Class A Units and shall duly execute and deliver to Buyers (as requested) one or more assignments in the form attached hereto as Exhibit 1.3(b)-1 (collectively, the "Assignments"), in order to transfer to each Buyer the number of Class A Units indicated in Section 1.1. At the Closing, Seller shall also deliver to Buyers letters of resignation signed by each of the Managers designated by Seller to serve on the Company's Board of Managers (as provided in Section 6.2(b) of the LLC Agreement. Seller shall duly execute and deliver all other certificates, consents and other documents expressly required hereunder to be delivered by Seller at the Closing, as well as any other bills of sale, assignments, certificates, stock powers, consents and other documents of transfer reasonably acceptable in form and substance to Seller and Buyers that are necessary or appropriate in connection with the sale, assignment, transfer, conveyance and delivery to Buyers of the Class A Units and effectuation of the Transaction. After the Closing and contemporaneously with the Note Payoff, Buyers and Seller shall each execute and deliver to the other the Closing Agreement in the form attached hereto as Exhibit 1.3(b)-2 (the "Closing Agreement"), and the Buyers shall cause QRC to execute and deliver the Closing Agreement.

          (c) At the Closing, Buyers shall make the payment of the Purchase Price to Seller by wire transfer as required pursuant to Section 1.2. Buyers will also duly execute and deliver all other certificates, consents and other documents expressly required to be delivered by Buyers at the Closing.

     1.4. Payment of Notes. On the Closing Date (and immediately following the Closing), Buyers will cause and require that the Company pay and satisfy the Notes by the payment of Eighty-three Million Nine Hundred Eleven Thousand Five Hundred Seventy-four Dollars ($83,911,574.00) (the "Note Payoff Amount") for such purpose (such transaction being the "Note Payoff"). Seller agrees that it will accept the Note Payoff Amount as full payment, satisfaction and retirement of the Notes including any right or claim of Seller with respect to principal, interest, deferred and unpaid interest, "PIK Notes" (as such term is used in the Notes) or any right to receive PIK Notes, prepayment penalties, make-whole amounts or other amounts due or accruing under or in connection with the Notes. Subject to receipt of the Note Payoff Amount, Seller will deliver to the Company at Closing the original of each Note, duly endorsed by Seller as having been "PAID IN FULL." The parties acknowledge that the Note Payoff has been a mutually negotiated transaction and has not resulted from the exercise by the Company of any prepayment or other right that would cause or result in any prepayment penalty, make-whole amount or other similar obligation to arise, accrue or become payable. Notwithstanding anything to the contrary, the consummation of the Note Payoff immediately following the Closing is a condition subsequent to the effectiveness of the Transaction and the Assignments, the failure of such condition rendering the Transaction and the Assignments null and void, and of no force or effect.

                                  ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

     2.1. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that:

          (a) Organization, Good Standing and Qualification. Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Seller has all requisite limited liability company power and authority to own and operate its material properties and assets and to carry on its business as currently conducted in all material respects and is qualified to do business and is in good standing as a limited liability company in each jurisdiction where the ownership or operation of its properties and assets or conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not be reasonably likely, either individually or in the aggregate, to have a Seller Material Adverse Effect or prevent or materially impair or delay the ability of Seller to consummate the transactions contemplated by this Agreement. Seller has heretofore made available to Buyer complete and correct copies of Seller's articles of organization and operating agreement (or comparable governing instruments). The certificate of organization and operating agreements or comparable governing instruments (the "Organizational Documents") of Seller so made available are in full force and effect.

     As used in this Agreement the term "Seller Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets, liabilities or results of operations of Seller, taken as a whole.

          (b) Company Authority. Seller has all requisite limited liability company power and authority and has taken all action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, on the terms and subject to the conditions of this Agreement, the transactions contemplated hereby including the execution, delivery and performance of the Closing Agreement and the Assignments. This Agreement has been duly authorized, executed and delivered by Seller, and no other limited liability company proceedings on the part of Seller are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby including the execution, delivery and performance of the Closing

     Agreement and the Assignments. Assuming due authorization, execution and delivery by Buyer, this Agreement is a valid and legally binding agreement of Seller enforceable against Seller in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.

          (c) No Conflicts. Neither the execution, delivery and performance of this Agreement and the consummation by Seller of the transactions contemplated hereby nor compliance by Seller with any of the provisions hereof will constitute or result in (A) a breach, conflict or violation of, or a default under, the Organizational Documents of Seller, or (B) a breach, conflict or violation of, a default under, the acceleration of any obligations, the loss of any right or benefit, or the creation of a Lien on any assets of Seller (with or without notice, lapse of time or both) pursuant to any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation binding upon Seller or any Law or governmental or non-governmental permit or license to which Seller is subject or by which any of Seller's assets may be bound, or (C) any change in the rights or obligations of any party under contracts binding on Seller, except, in the case of clause (B) or (C) above, for such breaches, conflicts, violations, defaults, accelerations, creations or changes that would not be reasonably likely, either individually or in the aggregate, to have a Seller Material Adverse Effect or prevent or materially impair or delay the ability of Seller to consummate the transactions contemplated by this Agreement.

          (d) Consents and Approvals. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated by this Agreement will result in a violation of Law by Seller. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement will not require any material action or consent or approval of, or review by, or registration or filing by Seller with any Person.

          (e) Title. The Class A Units owned by Seller consist of 10,000 Class A Units of Membership Interest in the Company, constituting all of the Class A Units issued by the Company. Seller owns, both beneficially and of record, the Notes and the Class A Units, and will sell, assign, transfer, convey and deliver the Class A Units to Buyers at the Closing, free and clear of all Liens except for those conditions and restrictions on transferability imposed by Law or as set forth in the LLC Agreement. The Notes are and will be at the time of Closing held by Seller free and clear of all Liens.

          (f) No Unauthorized Action. Neither Seller nor its agents or representatives (including the Managers designated by Seller to the Board of the Company pursuant to the terms of the LLC Agreement) have taken any action which creates or purports to create any binding or legally enforceable commitment or obligation by or on behalf of the Company except for those matters that have been duly authorized and approved by the Company's Board of Managers in accordance with the terms of the LLC Agreement.

          (g) Brokers. There are, and after Closing there will be, no Claims (or any basis for any Claim) for brokerage commissions, finder's fees or like payments in connection with this Agreement or the transactions contemplated hereby resulting from any action taken by Seller or anyone else on Seller's behalf.

     2.2. Representations and Warranties of Buyers. Buyers jointly and severally represent and warrant to Seller that:

          (a) Organization, Good Standing and Qualification. Each Buyer is a corporation or limited liability company duly organized, validly existing and in good standing under the Laws of its State of organization. Each Buyer has all requisite corporate or limited liability company power and authority to own and operate its material properties and assets and to carry on its business as currently conducted in all material respects and is qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction where the ownership or operation of its properties and assets or conduct of its business requires such qualification, except where the failure to be so qualified as a foreign corporation or limited liability company or be in good standing would not be reasonably likely to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement.

          (b) Authority. Each Buyer has all requisite corporate or limited liability company power and authority and has taken all action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, on the terms and subject to the conditions of this Agreement, the transactions contemplated hereby including the execution, delivery and performance of the Closing Agreement and the Assignments. This Agreement has been duly authorized, executed and delivered by each Buyer, and no other corporate or limited liability company proceedings on the part of any Buyer are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby including the execution, delivery and performance of the Closing Agreement and the Assignments. Assuming due authorization, execution and delivery by Seller, this
     Agreement is a valid and legally binding agreement of each Buyer, enforceable against each Buyer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar Laws relating to or affecting the right of creditors generally, or by general equitable principles.

          (c) No Conflicts. Assuming that all requisite consents are hereafter received under the Credit Facilities (as contemplated in Section 4.1(d)), but in any event if Closing occurs, neither the execution, delivery and performance of this Agreement by Buyers and the consummation by Buyers and the Company of the transactions contemplated hereby nor compliance by Buyers with any of the provisions hereof will constitute or result in (A) a breach or violation of, or a default under the certificate of incorporation, bylaws or comparable governing instruments of any Buyer or the Company, (B) a breach or violation of, or a default under, the acceleration of any obligations, the loss of any right or benefit or the creation of a Lien on any of the assets of any Buyer or the Company (with or without notice, lapse of time or both) pursuant to any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation binding upon any Buyer or the Company or any Law or governmental or non-governmental permit or license to which any Buyer or the Company is subject or by which any of the Buyers' or the Company's assets may be bound, or (C) any change in the rights or obligations of any party under contracts binding on any Buyer or the Company, except, in the case of clause (B) or (C) above, for such breaches, violations, defaults accelerations, creations or changes that would not, individually or in the aggregate, be reasonably likely to prevent or materially impair or delay the ability of any Buyer to consummate the transactions contemplated hereby.

          (d) Consents and Approvals. Neither the execution and delivery of this Agreement by any Buyer nor the consummation of the transactions contemplated hereby will result in a violation of Law by any Buyer or the Company. The execution and delivery of this Agreement by Buyers and the consummation of the transactions contemplated hereby will not require any material action or consent or approval of, or review by, or registration or filing by any Buyer or the Company with any Person, except for those consents contemplated in Section 4.1(d).

          (e) Brokers. There are, and after Closing there will be, no Claims (or any basis for any Claims) for brokerage commissions, finder's fees or like payments in connection with this Agreement or the transactions contemplated hereby resulting from any action taken by a Buyer or anyone else on any Buyer's behalf.

          (f) Financial Resources. Upon satisfaction of the condition set forth in Section 4.1(c), Buyers will have sufficient cash available at the Closing to pay the Purchase Price, and the Company will have sufficient cash available at Closing to pay the Note Payoff Amount, all as herein provided.

          (g) Acquisition as Investment. Each Buyer is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended. The Class A Units to be acquired by Buyers under the terms of this Agreement are and will be acquired for Buyers' own account as an investment, and without the intent to sell, transfer or otherwise distribute the Class A Units to any other Person.

                                  ARTICLE III.
                              ADDITIONAL AGREEMENTS

     3.1. Conduct of Business Pending the Closing. Seller covenants and agrees that, from the date hereof and continuing until the Closing Date, except as expressly contemplated or permitted by this Agreement, Seller shall conduct its business only in the ordinary and usual course consistent with past practice. Without limiting the generality of the foregoing, Seller will not, directly or indirectly, sell, transfer, lease, place or suffer a Lien upon or otherwise dispose of any of the Notes or the Class A Units (except for any Lien to be released at or prior to the Closing, or conditions or restrictions on transferability imposed by Law or as set forth in the LLC Agreement).

     3.2. Other Actions; Notification.
          ---------------------------

          (a) Seller and Buyers shall cooperate with each other and use their respective reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable

     Law to consummate and make effective the Transaction and the Note Payoff as soon as practicable.

          (b) Each party hereby agrees to perform, and to cause its affiliates to perform, any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement and to effect the transactions contemplated hereby.

          3.3. Publicity. Seller and Buyers each shall consult with the other prior to issuing any press releases or otherwise making public announcements with respect to the transactions contemplated hereby and prior to making any filings with any third party and/or any Governmental Entity with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or national market system on which such party's securities are listed or traded.

          3.4. Disclaimer of Warranties. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT SELLER IS NOT MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, BEYOND THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY GIVEN IN THIS AGREEMENT, AND EXCEPT AS PROVIDED IN SECTION 2.1(e), IT IS UNDERSTOOD THAT BUYERS TAKE THE CLASS A UNITS AND THE COMPANY (INCLUDING ITS ASSETS AND PROPERTIES) "AS IS AND WHERE IS, AND WITH ALL FAULTS." WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (A) THE COMPANY'S TITLE TO, AND THE CONDITION OF, THE ASSETS AND PROPERTIES OF THE COMPANY (INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS; AND (B) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY (i) RESERVE ESTIMATES AND PROJECTIONS, ENGINEERING AND TECHNICAL EVALUATIONS AND ASSESSMENTS, PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GEOLOGICAL OR GEOPHYSICAL DATA OR INTERPRETATIONS, (ii) THE QUALITY, QUANTITY, RECOVERABILITY OR COST OF RECOVERY OF ANY HYDROCARBON OR MINERAL RESERVES,
     (iii) PRODUCT PRICING ASSUMPTIONS, OR (iv) THE ABILITY TO SELL OR MARKET ANY HYDROCARBONS OR MINERALS PRODUCED FROM OR ATTRIBUTABLE TO THE ASSETS AND PROPERTIES OF THE COMPANY.

                                   ARTICLE IV.
                                   CONDITIONS

     4.1. Conditions to Buyer's Obligations. The obligation of Buyers to purchase the Class A Units on the Closing Date and to take the other actions required to be taken by Buyers at the Closing is subject, at Buyers' election, to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

          (a) Truth of Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that those representations and warranties that by their terms are qualified by materiality shall be true and correct in all respects.

          (b) Performance of Agreements. All of the agreements, obligations and covenants of Seller to be performed on or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed or complied with in all material respects.

          (c) Completion of the Offering. QRC shall have successfully completed the Offering and received not less than One Hundred Eighty Million Dollars ($180,000,000.00) of proceeds (net of Offering costs) as a result thereof.

          (d) Bank Consent. To the extent required pursuant to any one or more credit agreements, credit facilities or lines-of-credit (collectively, the "Credit Facilities") maintained by or available to QRC, any Buyer or the Company, QRC, such Buyer or the Company, as the case may be, shall have received any requisite approval, consent or waiver in connection with the completion of the Transaction or the Note Payoff, with the result that all of the transactions contemplated by this Agreement may be completed without constituting or resulting in a breach or violation of, or a default under, the acceleration of any obligations, loss of any right or benefit or the creation of a lien, pledge, security interest or other encumbrance on the assets of QRC, any Buyer or the Company (with or without notice, lapse of time or both) pursuant to any of the Credit Facilities.

          (e) Injunction. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, Law, ordinance, rule, regulation, judgment, decree, injunction or other order that is in effect or taken any other action enjoining, restraining or otherwise prohibiting the consummation of the Transaction or the Note Payoff which has the effect of making the completion of the Transaction or the Note Payoff illegal.

     4.2. Conditions to Seller's Obligations. The obligation of Seller to sell the Class A Units on the Closing Date and to take the other actions required to be taken by Seller at the Closing is subject, at Seller's election, to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

          (a) Truth of Representations and Warranties. The representations and warranties of Buyers contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that those representations and warranties that by their terms are qualified by materiality shall be true and correct in all respects.

          (b) Performance of Agreements. All of the agreements, obligations and covenants of Buyers to be performed on or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed or complied with in all material respects.

          (c) Injunction. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, Law, ordinance, rule, regulation, judgment, decree, injunction or other order that is in effect or taken any other action enjoining, restraining or otherwise prohibiting the consummation of the Transaction or the Note Payoff which has the effect of making the completion of the Transaction or the Note Payoff illegal.

          (d) Unanimity. At the Closing not less than all Buyers shall consummate the Transaction and acquire their respective Class A Units as herein provided.

                                   ARTICLE V.
                                  TERMINATION

     5.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

          (a) By mutual consent of Buyers and Seller at any time prior to Closing; or

          (b) By Buyers (but not by less than all Buyers) or Seller if the Closing has not occurred on or prior to November 14, 2005; provided, that the right to terminate this Agreement under this Section 5.1(b) is not available to any party whose failure to fulfill any obligation under this Agreement or breach of a representation or warranty is the cause of the failure of the Closing to occur on or before such date.

     5.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 5.1(b) by Buyers on the one hand, or Seller, on the other hand, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be terminated. In the event of a termination of this Agreement pursuant to Section 5.1, there shall be no liability hereunder on the part of Buyers or Seller, except that (i) the provisions of Article VII (excluding Section 7.11; provided, however, that in any event the parties have waived any objection to or right to exercise or assert any right or remedy that results from or is triggered by (with or without notice or lapse of time) the execution of this Agreement) and this Section 5.2 shall survive any termination of this Agreement, and (ii) nothing in this Section 5.2 shall relieve any party from any liability for any material breach, prior to termination, of any covenant contained in this Agreement.

                                   ARTICLE VI.
                           INDEMNIFICATION AND WAIVER

     6.1. Seller Indemnity. From and after the Closing, subject to the other terms and provisions hereof and notwithstanding anything in the Closing Agreement to the contrary, Seller shall assume, be responsible for and pay on a current basis, and shall indemnify, defend, reimburse, and hold harmless the Buyers and their affiliates, and their respective shareholders, members, partners, officers, directors, agents, servants, employees, successors and assigns, from and against any and all claims, demands, damages (actual and punitive), actions, liabilities, costs, expenses (including attorneys' fees and costs of court) and obligations, past, present and future, whether known or unknown, or liquidated or contingent ("Claims") caused by, resulting from or arising in connection with (a) any breach of any representation or warranty of Seller set forth in this Agreement and (b) any breach, or any failure to perform or satisfy, any of the covenants, agreements or obligations of Seller set forth in this Agreement.

     6.2. Buyer Indemnity. From and after the Closing, subject to the other terms and provisions hereof and notwithstanding anything in the Closing Agreement to the contrary, Buyers, jointly and severally, shall assume, be responsible for and pay on a current basis, and shall indemnify, defend, reimburse, and hold harmless the Seller and its affiliates, and their respective shareholders, members, partners, officers, directors, agents, servants, employees, successors and assigns, from and against any and all Claims caused by, resulting from or arising in connection with (a) any breach of any representation or warranty of any Buyer set forth in this Agreement, (b) any breach, or any failure to perform or satisfy, any of the covenants, agreements or obligations of any Buyer set forth in this Agreement, (c) the Offering, and
(d), to the extent attributable to the period from and after the Closing, the Class A Units or the Company.

     6.3. Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY SHALL BE LIABLE HEREUNDER FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT OR PUNITIVE DAMAGES FOR ANY REASON, WHETHER BASED ON STATUTE, CONTRACT, TORT OR OTHERWISE, AND WHETHER OR NOT ARISING FROM THE OTHER PARTY'S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT, EXCEPT TO THE EXTENT AND SUCH DAMAGES ARE INCLUDED IN ANY THIRD-PARTY ACTION FOR WHICH A PERSON IS ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT.

     6.4. Survival. All of the representations, warranties, covenants, obligations, agreements and indemnities of the parties set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby.

                                  ARTICLE VII.
                            MISCELLANEOUS AND GENERAL

     7.1. Modification or Amendment. At any time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     7.2 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the transactions contemplated hereby are for the sole benefit of such party and may be waived by such party, in writing, in whole or in part.

     7.3. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     7.4. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the principles of conflicts of Law thereof.

     7.5. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile (upon receipt of electronic confirmation of successful transmission):

     if to Buyers:

           c/o Quest Resource Corporation
           9520 North May Avenue
           Oklahoma City, Oklahoma 73120
           Attention:Jerry D. Cash, CEO

     with a copy to (which shall not constitute notice):

           Stinson Morrison Hecker LLP
           1201 Walnut Street, Suite 2900
           Kansas City, Missouri 64106
           Attention:Patrick J. Respeliers

     if to Seller:

           Cherokee Energy Partners LLC
           c/o Arclight Capital Partners, LLC
           152 West 57th Street, 53rd Floor
           New York, New York 10019
           Attention:Christopher J. Picotte, Managing Director

     with a copy to (which shall not constitute notice):

           Andrews Kurth LLP
           600 Travis, Suite 4200
           Houston, Texas 77002
           Attention:Paul J. Pipitone

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     7.6 Entire Agreement; No Other Representations. This Agreement (including any annexes, schedules and exhibits hereto) constitutes the entire agreement by and among the parties hereto and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

     7.7. Third-Party Beneficiaries; Joint and Several Obligations. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except that the Company is a beneficiary  of the  agreements  and  obligations of Seller set forth in Section
1.4. All of the agreements, covenants, obligations, representations and warranties of the Buyers hereunder shall be the joint and several obligation of each Buyer.

     7.8. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Upon any determination that any term or other provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     7.9. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Words importing the singular include the plural and vice versa, and words importing a gender include any gender. The word "or" is disjunctive but not necessarily exclusive. All references to agreements or Laws are deemed to refer to such agreements or Laws as amended or as in effect at the applicable time. The parties hereto each acknowledge that each party has participated in the drafting of and been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in any portions of this Agreement against the party that drafted it has no application and is expressly waived.

     7.10. Assignment. This Agreement shall not be assignable by operation of Law or otherwise by any party without the prior written consent of the other party.

     7.11. Consent. By their signatures below, Seller and Buyers each hereby approve and consent to the Transaction and the Note Payoff and waive any objection to or right to exercise or assert any right or remedy that results from or is triggered by (with or without notice or lapse of time) the execution of this Agreement or the completion of the Transaction or the Note Payoff. Without limiting the generality of the foregoing, Seller agrees that it shall not have any rights or remedies as a result of any "Change of Control" (as such term is defined in the LLC Agreement) occurring as a result of the Transaction, the Offering or related matters, including any rights pursuant to Section 1.8 of Exhibit E to the LLC Agreement; and that until the earliest to occur of (i) the Closing, (ii) termination of this Agreement, or (iii) November 15, 2005, Seller will not declare a default under or otherwise exercise any rights or remedies of collection, acceleration or realizing upon any collateral pursuant to the terms of any Note or any security agreement or pledge agreement in favor of Seller that secures performance by the other parties of their obligations under the Notes or the LLC Agreement. Also without limiting the generality of any of the foregoing, the Buyers consent to the Transaction and waive any transfer restrictions in connection therewith or any rights of first offer in favor of the Buyers, including the requirements of
Section 1.2(b) and Section 1.5 of Exhibit E to the LLC Agreement. By their signatures below, the Class B Board Representatives (as such term is defined in Section 1.2(b) of Exhibit E to the LLC Agreement) hereby consent to and approve the Transaction.

     IN WITNESS WHEREOF, this Agreement has been duly executed, acknowledged and delivered by the duly authorized representatives of the parties hereto as of the date first written above.

                               CHEROKEE ENERGY PARTNERS LLC

                               By:      /s/ Daniel R. Revers
                                        ----------------------------------------
                               Name(print):  Daniel R. Revers
                               Title:        President



                               QUEST ENERGY SERVICE, INC.

                               By:      /s/ Jerry D. Cash
                                        ----------------------------------------
                               Name (print):   Jerry D. Cash
                               Title:     CEO


                               STP CHEROKEE, INC.

                               By:       /s/ Jerry D. Cash
                                        ----------------------------------------
                               Name (print):   Jerry D. Cash
                               Title:     CEO


                               PONDEROSA GAS PIPELINE COMPANY, INC.

                               By:       /s/ Jerry D. Cash
                                        ----------------------------------------
                               Name (print):   Jerry D. Cash
                               Title:     CEO


                               QUEST OIL & GAS CORPORATION

                               By:       /s/ Jerry D. Cash
                                        ----------------------------------------
                               Name (print):   Jerry D. Cash
                               Title:     CEO

                               PRODUCERS SERVICE, INCORPORATED

                               By:       /s/ Jerry D. Cash
                                        ----------------------------------------
                               Name (print):   Jerry D. Cash
                               Title:     CEO

                               J-W GAS GATHERING, L.L.C.

                               By:       /s/ Jerry D. Cash
                                        ----------------------------------------
                               Name (print):   Jerry D. Cash
                               Title:     CEO

     The undersigned, being all of the Class B Board Representatives, hereby consent to and approve the Transaction, as required by Section 1.2(b) of Exhibit E to the LLC Agreement of Quest Cherokee, LLC:

                                 /s/ Jerry D. Cash
                                ------------------------------------------------
                                Jerry D. Cash

                                 /s/ David E. Grose
                                ------------------------------------------------
                                David E. Grose

                                                                EXHIBIT 1.3(b)-1


                                  ASSIGNMENT OF
                     LIMITED LIABILITY COMPANY INTERESTS IN
                               QUEST CHEROKEE, LLC
                               -------------------

     Pursuant to Section 1.3(b) of the Agreement for Purchase and Sale of Units, dated as of October ___, 2005 (the "Purchase Agreement"), among CHEROKEE ENERGY PARTNERS LLC, a Delaware limited liability company (the "Seller"), and the assignees named below (each a "Buyer" and collectively the "Buyers"), and subject to the terms and provisions thereof, including without limitation
Section 1.4, all of which are incorporated herein by such reference, Seller hereby irrevocably assigns, sells, transfers and conveys to each Buyer named below, free and clear of all Liens (as defined in the Purchase Agreement) and without any condition or restriction on transferability except for those Liens, conditions or restrictions imposed by Law (as defined in the Purchase Agreement) and as imposed pursuant to the terms of the LLC Agreement (as defined in the Purchase Agreement), all right, title and interest of Seller as a member of Quest Cherokee, LLC, a Delaware limited liability company (the "Company") under applicable Laws, under the Certificate of Formation of the Company filed with the Delaware Secretary of State and under the LLC Agreement, and otherwise, with respect to the following number of Class A Units of membership interest specified for each Buyer as follows:

                                                         Number of
               Buyer                                   Class A Units
               -----                                   -------------

        Quest Energy Service, Inc.                           196
        STP Cherokee, Inc.                                 3,726
        Ponderosa Gas Pipeline Company, Inc.                 335
        Quest Oil & Gas Corporation                        4,790
        Producers Service, Incorporated                       71
        J-W Gas Gathering, L.L.C.                            882
                                                          ------
        Total Class A Units                               10,000

     Seller's membership interests which are being assigned, sold, transferred and conveyed are represented by Certificate No. ____ representing 10,000 Class A Units of the Company. The assignment of each Class A Unit by Seller hereunder also constitutes an assignment of all right, title and interest of Seller to its related capital account in the Company and all economic, voting, consensual and other rights relating thereto, intending Buyers to be substitute members in place of Seller. Seller hereby authorizes and consents to the transfer of such member interests on the Company's books. This Assignment is binding upon Seller and its successors and assigns, and will inure to the benefit of each Buyer and its successors and assigns.

     NOTWITHSTANDING ANYTHING CONTAINED HEREIN OR IN THE PURCHASE AGREEMENT TO THE CONTRARY, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT SELLER IS NOT MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, BEYOND THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY GIVEN IN THE PURCHASE AGREEMENT, AND EXCEPT AS PROVIDED IN SECTION 2.1(e) THEREOF, IT IS

UNDERSTOOD THAT BUYERS TAKE THE CLASS A UNITS, THE COMPANY (INCLUDING ITS ASSETS AND PROPERTIES) AND THE OTHER INTERESTS, IF ANY, HEREIN CONVEYED "AS IS AND WHERE IS, AND WITH ALL FAULTS."

     Dated:                , 2005
            ---------- ---

                                CHEROKEE ENERGY PARTNERS LLC

                                By:
                                        ----------------------------------------
                                Name (print):
                                                --------------------------------
                                Title:
                                        ----------------------------------------

                            ACCEPTANCE OF ASSIGNMENT

     Buyers hereby accept the foregoing Assignment and, in connection therewith, hereby agree to be bound by all of the terms and conditions of the Certificate of Formation and the LLC Agreement of the Company.

     Dated:                , 2005
            ---------- ---

                                QUEST ENERGY SERVICE, INC.

                                By:
                                        ----------------------------------------
                                Name (print):
                                                --------------------------------
                                Title:
                                        ----------------------------------------

                                STP CHEROKEE, INC.

                                By:
                                        ----------------------------------------
                                Name (print):
                                                --------------------------------
                                Title:
                                        ----------------------------------------

                                PONDEROSA GAS PIPELINE COMPANY, INC.

                                By:
                                        ----------------------------------------
                                Name (print):
                                                --------------------------------
                                Title:
                                        ----------------------------------------

                                QUEST OIL & GAS CORPORATION

                                By:
                                        ----------------------------------------
                                Name (print):
                                                --------------------------------
                                Title:
                                        ----------------------------------------

                                PRODUCERS SERVICE, INCORPORATED

                                By:
                                        ----------------------------------------
                                Name (print):
                                                --------------------------------
                                Title:
                                        ----------------------------------------

                                J-W GAS GATHERING, L.L.C.

                                By:
                                        ----------------------------------------
                                Name (print):
                                                --------------------------------
                                Title:
                                        ----------------------------------------

                                                                EXHIBIT 1.3(b)-2

                                CLOSING AGREEMENT
                                -----------------

     This Closing Agreement is made and entered into on ___________ ___, 2005 by and among QUEST RESOURCE CORPORATION, a Nevada corporation ("QRC"), CHEROKEE ENERGY PARTNERS LLC a Delaware limited liability company (the "Seller), QUEST CHEROKEE, LLC, a Delaware limited liability company (the "Company"), QUEST ENERGY SERVICE, INC., a Kansas corporation ("QES"), STP CHEROKEE, INC., an Oklahoma corporation ("STPC"), PONDEROSA GAS PIPELINE COMPANY, INC., a Kansas corporation ("PGPL"), QUEST OIL & GAS CORPORATION, a Kansas corporation ("QOG"), PRODUCERS SERVICE, INCORPORATED, a Kansas corporation ("PSI"), and J-W GAS GATHERING, L.L.C., a Kansas limited liability company ("JW" and, together with QES, STPC, PGPL, QOG and PSI collectively the "Buyers"; each a "Buyer").

                                    RECITALS
                                    --------

     WHEREAS, on this date, the parties have completed the transactions contemplated in that certain Agreement for Purchase and Sale of Units (the "Purchase Agreement") dated October ___, 2005, including the purchase by Buyer of all of the Class A membership interests in the Company owned by Seller (such purchase, the "Transaction") and the payment and satisfaction of the Notes previously issued by the Company and held by Seller (such transaction, the "Note Payoff"); and

     WHEREAS, pursuant to the Purchase Agreement, the parties have agreed to execute this Closing Agreement in order to clarify and adjust certain of their rights and obligations to one another.

     NOW, THEREFORE, for and in consideration of the premises intending to be contractually bound, the parties hereby agree as follows:

     1. Defined Terms. Capitalized terms not otherwise defined in this Closing Agreement shall have the same meaning as assigned to such terms in the Purchase Agreement. In addition to the terms elsewhere defined in this Closing Agreement, the following terms shall have the indicated meanings:

          (a) "Guaranty" shall mean the Guaranty dated December 22, 2003 and executed by QRC in favor of Seller.

          (b) "Investment Agreements" shall mean all of the agreements and understandings which create any right or obligation in connection with Seller's loan or advance of any money to the Company or Seller's equity investment in the Company or otherwise in connection with any rights of Seller as a member of the Company, including any and all such rights and obligations pursuant to (i) the Certificate of Formation of the Company filed with the Delaware Secretary of State, (ii) the LLC Agreement, (iii) the Member Interest Purchase Agreement dated December 22, 2003 between the Company, Buyers and Seller, (iv) the Guaranty, (v) the Pledge Agreement,
     (vi) the Non-

     Competition Agreement, (vii) the Note Purchase Agreement dated December 22, 2003 between the Company and Seller, (viii) the Notes, and (ix) the Amended and Restated Note Purchase Agreement dated February 11, 2005 between the Company and Seller, as any of the foregoing may have been modified or amended from time to time; and the term "Investment Agreements" shall include any and all exhibits, attachments, addenda, certificates, and any other documents attached to or executed in connection with any of the foregoing.

          (c) "LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement of Quest Cherokee, LLC dated as of December 22, 2003, as amended pursuant to an Amendment dated as of February 11, 2005 and as otherwise amended pursuant to the terms thereof.

          (d)   "Non-Competition   Agreement"  shall  mean  the  Non-Competition
     Agreement dated as of December 22, 2003 entered into by and among the Company, Seller, the Quest Members, and Buyer.

          (e) "Pledge Agreement" shall mean the Pledge Agreement entered into as of December 22, 2003 by and between the Quest Members and Seller.

     2. Termination of Pledge Agreement and Guaranty. The respective parties to each such agreement hereby agree that the Pledge Agreement and the Guaranty are hereby terminated. As a result of such termination, Seller agrees that its security interest in the Collateral (as such term is defined in the Pledge Agreement) is fully and forever terminated. Seller will immediately return to each of the Buyers the certificates representing the Class B units owned by each such Buyer, which certificates have been held by Seller pursuant to the terms of the Pledge Agreement. In addition, Seller will execute and deliver to the Company for filing, appropriate UCC termination statements, as required to terminate any filings previously made by or on behalf of Seller in connection with the Pledge Agreement.

     3. Effect of Completion of the Transaction and the Note Payoff. As the result of the completion of the Transaction and the Note Payoff, Seller has no continuing right or interest under any of the Investment Agreements or as an owner, member or creditor of the Company, all such rights having either been sold and assigned to Buyer as part of the Transaction or extinguished as a result of the Note Payoff. Seller does not have any continuing obligation pursuant to the Investment Agreements or as an owner, member or creditor of the Company, except that Seller agrees that it continues to be bound by and will comply with the requirements of Section 10.16 (Confidentiality) of the LLC Agreement for a period of five (5) years after the date hereof (as contemplated in such section) and that Seller and its Affiliates shall continue to be bound by and will comply with the requirements of the Non-Competition Agreement for a period of two (2) years following the date hereof, as contemplated in the Non-Competition Agreement (the foregoing continuing requirements are referred to as the "Continuing Confidentiality and Non-Competition Requirements").

     4. Release of Seller. QRC, the Company and each of the Buyers fully and forever releases, acquits and discharges Seller and its affiliates, together with their shareholders, members, partners, officers, directors, agents, servants, employees, successors, assigns, and any

Person liable on their behalf, from any and all claims, demands, damages (actual and punitive), actions, liabilities, costs and obligations, past, present and future, whether known or unknown, or liquidated or contingent, for, upon or by reason of any matter, cause or thing whatsoever arising from or related to the Investment Agreements or as a result of Seller being an owner, member or lender of or to the Company or having any agreement or arrangement with respect thereto, except for the failure of Seller to comply with its obligations in the Purchase Agreement, this Closing Agreement or other documents, certificates or assignments to be executed in connection with the Purchase Agreement and further except that nothing herein shall be deemed to release, acquit or discharge Seller or its affiliates from their obligations to comply with the Continuing Confidentiality and Non-Competition Requirements.

     5. Release of QRC, the Company and the Buyers. Seller fully and forever releases, acquits and discharges QRC, the Company, the Buyers, and their respective affiliates, together with their shareholders, members, partners, officers, directors, agents, servants, employees, successors, assigns, and any Person liable on their behalf, from any and all claims, demands, damages (actual and punitive), actions, liabilities, costs and obligations, past, present and future, whether known or unknown, or liquidated or contingent, for, upon or by reason of any matter, cause or thing whatsoever arising from or related to the Investment Agreements or as a result of Seller being an owner, member or lender of or to the Company or having any agreement or arrangement with respect thereto, except for the failure of QRC, the Company or the Buyers to comply with their respective obligations in the Purchase Agreement, this Closing Agreement or other documents, certificates or assignments to be executed in connection with the Purchase Agreement.

     6. General.
        -------

          (a) Modification or Amendment. At any time, the parties hereto may modify or amend this Closing Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

          (b) Counterparts. This Closing Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          (c) Governing Law and Venue. This Closing Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the principles of conflicts of Law thereof.

          (d) Entire Agreement; No Other Representations. This Closing Agreement (including any annexes, schedules and exhibits hereto) constitutes the entire agreement by and among the parties hereto and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

          (e) Severability. The provisions of this Closing Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Upon any determination that any term or other provision of this Closing Agreement, or the application thereof to any Person or any circumstance, is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Closing Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          (f) Interpretation. The headings herein are for convenience of reference only, do not constitute part of this Closing Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Closing Agreement is made to a Section, such reference shall be to a Section of this Closing Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Closing Agreement, they shall be deemed to be followed by the words "without limitation." Words importing the singular include the plural and vice versa, and words importing a gender include any gender. The word "or" is disjunctive but not necessarily exclusive. All references to agreements or Laws are deemed to refer to such agreements or Laws as amended or as in effect at the applicable time. The parties hereto each acknowledge that each party has participated in the drafting of and been represented by counsel in connection with this Closing Agreement and the transactions contemplated hereby. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in any portions of this Closing Agreement against the party that drafted it has no application and is expressly waived.

          (g) Conflict. In the event of any conflict or inconsistency between the terms and provisions of this Closing Agreement and the Purchase Agreement, the terms and provisions of the Purchase Agreement shall control and govern.

     IN WITNESS WHEREOF, this Closing Agreement has been duly executed, acknowledged and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                QUEST RESOURCE CORPORATION

                                By:
                                        ----------------------------------------
                                Name (print):
                                                --------------------------------
                                Title:
                                        ----------------------------------------

                                CHEROKEE ENERGY PARTNERS LLC

                                By:
                                        ----------------------------------------
                                Name (print):
                                                --------------------------------
                                Title:
                                        ----------------------------------------

                                QUEST CHEROKEE, LLC

                                By:
                                        ----------------------------------------
                                Name (print):
                                                --------------------------------
                                Title:
                                        ----------------------------------------

                                QUEST ENERGY SERVICE, INC.

                                By:
                                        ----------------------------------------
                                Name (print):
                                                --------------------------------
                                Title:
                                        ----------------------------------------

                                STP CHEROKEE, INC.

                                By:
                                        ----------------------------------------
                                Name (print):
                                                --------------------------------
                                Title:
                                        ----------------------------------------

                                PONDEROSA GAS PIPELINE COMPANY, INC.

                                By:
                                        ----------------------------------------
                                Name (print):
                                                --------------------------------
                                Title:
                                        ----------------------------------------

                                QUEST OIL & GAS CORPORATION

                                By:
                                        ----------------------------------------
                                Name (print):
                                                --------------------------------
                                Title:
                                        ----------------------------------------

                                PRODUCERS SERVICE, INCORPORATED

                                By:
                                        ----------------------------------------
                                Name (print):
                                                --------------------------------
                                Title:
                                        ----------------------------------------

                                J-W GAS GATHERING, L.L.C.

                                By:
                                        ----------------------------------------
                                Name (print):
                                                --------------------------------
                                Title:
                                        ----------------------------------------